SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 9, 1999

BELMONT BANCORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


OHIO                            0-12724         34-1376776
(STATE OF       	(COMMISSION FILE NO.)	(I.R.S. EIN)
INCORPORATION)

325 MAIN STREET
BRIDGEPORT, OH  43912
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(740)-695-3323
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITME 5. OTHER EVENTS

THE FOLLOWING IS A PRESS RELEASE DATED JUNE 9, 1999
ANNOUNCING THE RESIGNATION OF J. VINCENT CIROLI, JR.,
PRESIDENT AND CEO OF BELMONT BANCORP.

                      BELMONT BANCORP.
                        325 Main St.
                   Bridgeport, Ohio  43912




                        PRESS RELEASE

                         For additional information contact:
                         David G. Brewick, Interim President
                                       Belmont National Bank
                                              (740) 695-3323



For release June 9, 1999

          FICAP STRATEGIC PARTNERS, LLC TO PROVIDE
             INTERIM SENIOR MANAGEMENT SERVICES


ST. CLAIRSVILLE, OHIO--Belmont Bancorp., parent company of
Belmont National Bank, today announced that its Board of Directors has retained FiCap Strategic Partners, LLC to provide interim senior management services to Belmont
Bancorp. and Belmont National Bank.

The Board of Directors elected FiCap Principal David G. Brewick as Interim President of Belmont Bancorp. and Belmont National Bank and a director of Belmont National Bank. The Board of Directors also elected W. Quay Mull, II, Chairman of the Board, to the additional position of Interim Chief Executive Officer.

The Board of Directors accepted the resignation of J.
Vincent Ciroli, Jr. as President and CEO of Belmont Bancorp.
and Belmont National Bank. Mr. Ciroli resigned to pursue other business interests. He continues to serve as a director of Belmont Bancorp. and Belmont National Bank. Mr. Ciroli stated that he looked forward to working with the new management team.

FiCap Strategic Partners, LLC provides strategic advisory services to position financial service companies for the future.

Belmont Bancorp. is a holding company with Belmont National Bank offices in Bellaire, Bridgeport, Cadiz, Lansing, New Philadelphia, The Ohio Valley Mall, St. Clairsville, Schoenbrunn and Shadyside, Ohio and in the Woodsdale and Elm Grove areas of Wheeling, West Virginia. Belmont Bancorp. stock trades in the Small Cap Market of NASDAQ under the symbol BLMT. Information about Belmont National Bank can be accessed on the Internet at http://www.belmontbank.com.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

BELMONT BANCORP.
(REGISTRANT)


JUNE 14, 1999           BY:  S/W. QUAY MULL II
                              W.QUAY MULL II
                              CHAIRMAN AND CEO